Brown Capital Management Mutual Funds N-CSR

EXHIBIT 99.IND PUB ACCT

June 6, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Brown Capital Management Mutual Funds

File no. 811-06199

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Brown Capital Management Mutual Funds, dated June 6, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP